                           ROBINSON, BRADSHAW  HINSON, P.A.

                                   ATTORNEYS AT LAW
                          101 NORTH TRYON STREET, SUITE 1900           SOUTH CAROLINA OFFICE
PETER C. BUCK              CHARLOTTE, NORTH CAKOLINA 28246             THE GUARDIAN BUILDING

INTERNET PBuck@RBH.COM         TELEPHONE (704) 377-2536              ONE LAW PLACE - SUITE 600
                                  FAX (704) 378-4000                     P.O. DRAWER 12070
                                                                        ROCK HILL, S.C. 29731
                                                                     TELEPHONE (803) 325-2900
                                                                      FAX (803) 325 2929


                                May 17, 1996


    PCA International, Inc.
    815 Matthews-Mint Hill Road
    Matthews, North Carolina  28105

    Ladies and Gentlemen:

         We refer to the Registration Statement of Form S-8 of PCA International, Inc., a North Carolina corporation (hereinafter referred to as the "Company"), to be filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 811,550 shares of the Company's Common Stock, par value $.20 per share (the "Shares"), in connection with The PCA International, Inc. 1996 Omnibus Long-Term Compensation Plan (the "Plan"). We have examined the Articles of Incorporation and the Bylaws, as amended, of the Company, resolutions adopted by the Board of Directors of the Company, and other Company records, together with applicable certificates of public officials and other documents that we have deemed relevant.

         Based upon the foregoing and subject to the conditions set forth below, it is our opinion that the Shares, if and when originally issued and sold as contemplated by the Registration Statement and in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         We have assumed that the Company and those participants acquiring Shares under the Plan will have complied with the relevant requirements of the Plan and that the Board of Directors of the Company shall determine in each instance that the consideration received or to be received by the Company from the participants in the Plan is adequate consideration for the Shares issued under the Plan.

         The opinions expressed herein are contingent upon the Company's Articles of Incorporation and Bylaws not being further amended prior to the issuance of the Shares.

         We hereby consent to the filing of this opinion as an exhibit to said Registration Statement. In giving such consent,

PCA International, Inc.
May 17, 1996
Page 2



we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

     This opinion is limited to the North Carolina Business
Corporation Act, and we express no opinion with respect to the laws of any other state or jurisdiction.


                              Sincerely yours,

                              ROBINSON, BRADSHAW & HINSON, P.A.

                              (Signature of Peter C. Buck appears here)

                              Peter C. Buck

PCB/bdg